UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

Yellow Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The holders of our outstanding common stock and Series A Voting Preferred Stock voted together as a single class on all proposals at the Annual Meeting held May 27, 2021. Each share of common stock and Series A Voting Preferred Stock was entitled to one vote.

At the Annual Meeting, holders of our common stock and Series A Voting Preferred Stock voted on the following proposals:

Proposal 1

Each nominee under Proposal 1 was elected to the Board of Directors.

Director Nominees	Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
Matthew A. Doheny	31,792,472	453,477	106,235	7,977,869
Darren D. Hawkins	31,813,708	452,022	86,454	7,977,869
James E. Hoffman	31,812,101	436,653	103,430	7,977,869
Shaunna D. Jones	31,808,849	455,078	88,257	7,977,869
Susana Martinez	31,751,792	442,394	157,998	7,977,869
David S. McClimon	31,883,459	310,779	157,946	7,977,869
Patricia M. Nazemetz	31,371,828	806,650	173,706	7,977,869
Chris T. Sultemeier	31,964,286	227,053	160,845	7,977,869

Proposal 2

The appointment of KPMG LLP as our independent registered public accounting firm for 2021 was ratified.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
39,982,846	306,334	40,873

Proposal 3

The advisory vote on named executive officer compensation was approved.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Broker Non-Votes
16,861,201	15,351,686	139,297	7,977,869

Proposal 4

The proposal to approve the Yellow Corporation 2020 Employee Stock Purchase Plan was approved.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Broker Non-Votes
31,932,276	267,256	152,652	7,977,869

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW CORPORATION

By:	/s/ Leah K. Dawson
Leah K. Dawson
Executive Vice President, General Counsel and Secretary

Date: May 28, 2021